UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2016

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854
(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2016, immediately following the Navigant Consulting, Inc. (the “Company”) annual meeting of shareholders, the Board of Directors (the “Board”) of the Company increased the size of the Board from eight directors to nine directors and appointed Kevin M. Blakely to serve as a member of the Board for a one-year term expiring at the Company’s 2017 annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation, retirement or removal. Mr. Blakely will serve on the audit committee of the Board. Mr. Blakely will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation program, see the section entitled “Director Compensation” in the Company’s proxy statement for the 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 8, 2016.

There are no arrangements or understandings between Mr. Blakely and any other person pursuant to which he was selected as a director of the Company, and there are no transactions in which Mr. Blakely has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Blakely’s appointment as a director of the Company is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 17, 2016, the Company’s shareholders voted on three proposals. All of the director nominees were elected and all of the other proposals submitted to the Company’s shareholders were approved. Set forth below is the number of votes cast for or against each proposal and the number of abstentions and broker non-votes with respect to each proposal.

	For	Against	Abstain	Broker Non-Votes
Proposal 1: Election of directors
Lloyd H. Dean	42,028,250	300,844	3,401	2,592,653
Hon. Cynthia A. Glassman, Ph.D.	42,229,829	100,008	2,658	2,592,653
Julie M. Howard	41,172,798	1,119,440	40,257	2,592,653
Stephan A. James	42,270,912	59,025	2,558	2,592,653
Samuel K. Skinner	41,995,461	374,276	2,758	2,592,653
Governor James R. Thompson	42,095,793	233,482	3,220	2,592,653
Michael L. Tipsord	42,268,701	60,593	3,201	2,592,653
Randy H. Zwirn	42,270,712	58,825	2,958	2,592,653
Proposal 2: Vote to approve, on an advisory basis, the Company’s executive compensation	39,682,324	2,142,711	507,460	2,592,653
Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016	44,223,682	227,764	473,702	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

99.1	Press Release dated May 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 23, 2016	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 20, 2016.

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